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                                                                     EXHIBIT 5.1


                      [Letterhead of Dorsey & Whitney LLP]


                                January 24, 2006





Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue
Brooklyn Center, MN 55429

         Re: Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as local counsel to Caribou Coffee Company, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement"), relating to the sale by the Company from time to time of up to 2,887,056 shares (the "Shares") of common stock of the Company, par value $0.01 per share, initially issuable on the exercise of stock options granted pursuant to the Caribou Coffee Company, Inc. 1994 Stock Awards Plan, the Caribou Coffee Company, Inc. 2001 Stock Incentive Plan and the Caribou Coffee Company, Inc. 2005 Equity Incentive Plan (each, a "Plan").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. With respect to options outstanding on the date of this opinion, we have further assumed that such options were duly granted under the relevant Plan. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor in accordance with the terms of the relevant Plan and of an option duly granted under such Plan, the Shares will be validly issued, fully paid and nonassessable.

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Caribou Coffee Company, Inc.
January 24, 2006
Page 2 of 2

         Our opinion expressed above is limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                                       Very truly yours,

                                                     /s/ Dorsey & Whitney LLP